EXHIBIT 99.2

LOOP INDUSTRIES ANNOUNCES MOU FOR US$66 MILLION OF NON-DILUTIVE
FINANCING FROM REED MANAGEMENT, AS PART OF A JOINT VENTURE FOR
EUROPEAN INFINITE LOOP™ TECHNOLOGY ROLL-OUT

•	US$33 MILLION INITIAL INVESTMENT FROM REED MANAGEMENT (“REED”) TO BE PROVIDED TO LOOP INDUSTRIES AS NON-DILUTIVE CAPITAL TO FUND LOOP’S TECHNOLOGY COMMERCIALIZATION GLOBALLY

•	REMAINING US$33 MILLION TO BE INVESTED IN A STRATEGIC JOINT VENTURE FOR COMMERCIAL ROLL-OUT OF INFINITE LOOP™ TECHNOLOGY IN EUROPE

MONTREAL, QC/ACCESSWIRE/JANUARY 16, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, announced today that the Company signed a non-binding Memorandum of Understanding (“MOU”) with Reed, a European investment firm focused on high impact and technology-enabled infrastructure.

Loop and Reed intend to form a strategic long-term partnership through the establishment of a 50/50 joint venture (the “JV”) to commercialize Loop’s technology in Europe. Reed intends to provide financing of €60 million (US$66 million) in non-dilutive capital. Of this amount, US$33 million is to be provided to Loop as non-dilutive capital to fund Loop’s technology commercialization globally. The remaining US$33 million is to be invested in the JV.

The non-binding MOU is subject to customary due diligence and the fulfillment of certain pre-closing conditions. The transaction is expected to close by the end of March 2024.

Under the terms of the MOU, Reed will provide capital as follows:

•	US$11 million equity investment in the JV to acquire from Loop exclusive rights to co-invest alongside Loop in commercialization projects using Loop’s technology in Europe through the planned joint venture between Loop and Reed;
•	US$22 million loan from the JV to Loop in two equal tranches – first tranche paid at closing and second tranche paid in the following 12 months with both tranches having a 10% PIK rate and 3-year term;
•	US$33 million commitment to cover initial costs to develop projects in Europe, including Loop’s equity contribution to the previously announced JV to construct an Infinite Loop™ plant in Saint-Avold, France;
•	Any subsequent capital injections in the JV will be funded on a 50/50 basis between Reed and Loop.

The planned 50/50 JV will be formed to invest in projects across Europe to commercialize Loop’s technology. This partnership reflects the strong commitment on the part of both Reed and Loop to capitalize on the potential of the rapidly developing European market, with high demand being driven by the introduction of more stringent European plastic recycling regulations and commitments by global brands to achieve their sustainability targets.

The planned partnership with Reed leverages the in-depth industry experience of Reed’s leadership in the development and financing of infrastructure projects throughout Europe as well as their established financing relationships with major institutions. Reed’s experienced investment team is augmented by world-class industry leaders and operating partners with significant expertise in the infrastructure, climate change and investment industries, with a strong network of alliances of large cap companies in the energy, water and waste sectors.

This intended partnership allows for Loop Industries to reduce the funding needs for its equity contributions to support the rollout of an increased number of facilities to be constructed in the European market using the Infinite Loop™ technology. Loop Industries will receive royalty and engineering fees directly from the planned facilities in Europe.

Daniel Solomita, Founder and CEO of Loop Industries, commented “We are delighted to form a partnership with Reed, which has been a long-standing supporter of Loop’s groundbreaking technology. We believe that this partnership, which combines Reed’s extensive financing relationships and experience in the development of major capital projects with Loop’s innovative technology, will be invaluable in the next stage of Loop’s strategic development, and maximize our opportunity to penetrate the European market as brands adapt to increasingly stringent regulatory requirements for plastic recycling.”

“This model will also allow Loop to maximize shareholder value as Reed will co-invest in the equity for each Infinite Loop™ project in Europe, while Loop receives annual royalty fees and one-time engineering fees from each facility. In addition, the structure of the current planned financing will be accretive to shareholder value by minimizing initial equity dilution,” added Mr. Solomita.

About Reed Management SAS

Founded in 2023, Reed Management is a European investment firm focused on high impact and technology-enabled infrastructure. Led by Julien Touati, Reed Management is leveraging the multi-decade experience of its team and partners to support the scale-up of capital and technology intensive solutions enabling to shift essential infrastructure and deliver long-term, stable returns with a strong impact.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com